Exhibit 8.1

600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

February 22, 2018

Williams Partners L.P.

One Williams Center

Tulsa, Oklahoma 74172

Ladies and Gentlemen:

We have acted as special counsel to Williams Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of a Prospectus dated on or about the date hereof forming part of the Registration Statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit. The Registration Statement relates to the offering and sale of common units representing limited partner interests in the Partnership pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, we have participated in the preparation of the discussion of material U.S. federal income tax consequences set forth under the caption “Material Tax Considerations” in the Registration Statement (the “Discussion”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made to us by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or representations. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We hereby confirm that all statements of legal conclusions in the Discussion constitute the opinion of Andrews Kurth Kenyon LLP with respect to the matters set forth therein, subject to the assumptions, qualifications, and limitations set forth herein and in the Registration Statement. This

ANDREWS KURTH KENYON LLP

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Williams Partners L.P.

February 22, 2018

opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Discussion. We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is furnished to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is furnished to you and may be relied on by you in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP